UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_______________________

Date of Report (Date of earliest event reported):  October 16, 2007

LONGWEI  PETROLEUM INVESTMENT HOLDING LIMITED

(Exact Name of Registrant as Specified in Charter)

Colorado	0-31751	84-1536518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

No. 30 Guanghau Avenue, Wan Bailin District Taiyuan City, Shanxi Province, China 030024
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (86) 351-6527-366

TABATHA II, INC.

1926 S. Oswego Way, Aurora, CO 80014

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Current Report on Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations and objectives, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this Current Report on Form 8-K, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Securities and Exchange Commission that are incorporated into this Current Report on Form 8-K by reference. The following discussion should be read in conjunction with our annual report on Form 10-K and our quarterly reports on Form 10-Q incorporated into this Current Report on Form 8-K by reference, and the consolidated financial statements and notes thereto included in our annual and quarterly reports. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Current Report on Form 8-K may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K. Before you invest in our common stock, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations.

CURRENT REPORT ON FORM 8-K

LONGWEI  PETROLEUM INVESTMENT HOLDING LIMITED

TABLE OF CONTENTS

ITEM 2.01 – COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

4

DESCRIPTION OF THE COMPANY

6

SUMMARY DIAGRAM OF OUR BUSINESS

9

RISK FACTORS

13

LEGAL PROCEEDINGS

22

MANAGEMENT’S DISCUSSION AND ANALYSIS

23

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

32

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

32

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

33

EXECUTIVE COMPENSATION

34

SUMMARY COMPENSATION TABLE

34

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

36

ITEM 3.02 – UNREGISTERED SALE OF EQUITY SECURITIES

36

ITEM 5.01 – CHANGES IN CONTROL OF REGISTRANT

37

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS WITH CERTAIN OFFICERS

37

ITEM 5.06 – CHANGE IN SHELL COMPANY STATUS

37

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

38

SIGNATURES

39

ITEM 2.01 – COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

SHARE EXCHANGE

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Share Exchange refer to the Registrant, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Share Exchange refer to the Registrant and its subsidiaries.  “PRC” refers to the People’s Republic of China.

The Share Exchange

On October 10, 2007, Longwei Petroleum Investment Holding Limited, formerly Tabatha II, Inc., a Colorado Corporation (“Longwei” or the “Registrant”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with Longwei Petroleum Investment Holding Limited (“Longwei BVI”) a British Virgin Islands corporation, and the shareholders of Longwei BVI. Pursuant to the terms of the Exchange Agreement, the shareholders of Longwei BVI (“Shareholders”) agreed to transfer all of the issued and outstanding shares of common stock in Longwei BVI for an aggregate of 69,000,000 shares, or 92% of the Registrant’s common stock, thereby causing Longwei BVI to become a wholly-owned subsidiary of the Registrant.

Upon closing of the Share Exchange on October 16, 2007, the Shareholders of Longwei BVI delivered 100% of their equity capital in Longwei BVI to the Registrant in exchange for 69,000,000 shares of common stock in the Registrant.  The Share Exchange resulted in Longwei BVI, Longwei BVI’s wholly-owned Chinese limited liability company, Taiyuan Yahua Energy Conversion Co., Ltd. (“Taiyuan Yahua”), and Taiyuan Longwei Economy & Trading Co., Ltd., a Chinese limited liability company (“Taiyuan Longwei”), a wholly-owned subsidiary of Taiyuan Yahua, becoming a wholly-owned subsidiary of the Registrant.

The shares of the Registrant’s common stock issued in connection with the Share Exchange were not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1934 (the “Securities Act”), which exempts transactions by an issuer not involving any public offering.  These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.  Certificates representing these shares contain a legend stating the same.

Prior to the announcement by the Registrant relating to the entry into the Share Exchange, there were no material relationships between the Registrant and Longwei BVI, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors.

Changes Resulting from the Share Exchange

At this time, the Registrant intends to carry on the business of Taiyuan Longwei as the Registrant’s sole line of business. The Company’s executive offices are located at No. 30 Guanghau Avenue, Wan Bailin District, Taiyuan City, Shanxi Province, China 030024 and its telephone number at that address is (86) 351-6527-366.

Changes to the Board of Directors and Officers

In addition to the change in voting control of the Company, there was also a change in the identity of the Company’s officers and directors as a result of closing under the Share Exchange Agreement. The previous officers and directors, John Ballard and Diane Thelen, from whom control was assumed, resigned and the following persons were appointed as their successors:

Name	Age	Position

Cai Yongjun	37	President, Chief Executive Officer and Chairman
Xue Yongping	35	Secretary and Director
Wang Junping	48	Chief Financial Officer

Cai Yongjun

Mr. Cai has been the founder and the Chief Executive of Taiyuan Longwei,  since October 1995.  He has over 12 years experience in the trading, storage and handling of petroleum products. Mr. Cai acts as the general manager overseeing operations on a daily basis.  From 1995 to 1999, Mr. Cai attended Shanxi University where he majored in Business Administration.

Xue Yongping, Secretary and Treasurer

Mr. Xue has been director, secretary and treasurer since November 1998 of Taiyuan Longwei. From August 1994 until November 1998, he was the deputy manager for Taiyuan Hua Xin Trading Company, Ltd., where he served as the deputy general manager.  Taiyuan Hua Xin Trading Company is a wholesale petroleum company engaged in the selling of diesel and gasoline to other wholesale users.  From September 1991 to July 1994, Mr. Xue attended Shanxi Law School where he earned his law degree.

Wang Junping, Chief Financial Officer

Mrs. Wang has been employed by Taiyuan Longwei since July 1995. She was the finance manager for the company and became Chief Financial Officer in March of 2006. Prior to working for Taiyuan Longwei, she was the section chief of accounting for Shanxi Bao Shan Garment Factory from August 1992 to May 1995. She oversees all of the accounting for Taiyuan Longwei.

Accounting Treatment; Change of Control

The Share Exchange is being accounted for as a “reverse merger” since the stockholders of Longwei BVI own a majority of the outstanding shares of the Company’s common stock immediately following the Share Exchange.  Longwei BVI is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Share Exchange will be those of Longwei BVI and will be recorded at the historical cost basis of Longwei BVI, and the consolidated financial statements after completion of the Share Exchange will include the assets and liabilities of the Registrant and Longwei BVI, historical operations of Longwei BVI and operations of the Registrant from the closing date of the Share Exchange.  Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of the Registrant’s board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Registrant.  Further, as a result of the issuance of the shares of the Registrant’s common stock pursuant to the Share Exchange, a change in control of the Company occurred on the date of consummation of the Share Exchange.

DESCRIPTION OF THE COMPANY

Background

We were incorporated under the laws of the State of Colorado on March 17, 2000, under the name of Tabatha II, Inc.  We were formed as a “blind pool” or “blank check” company whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or other similar type of transaction.  In furtherance of our business plan, we voluntarily elected to become subject to the periodic reporting obligations of the Securities Exchange Act of 1934 by filing a registration statement on Form 10-SB.

Prior to October 16, 2007, our only business activities were the organizational activities described above, including registration under the Securities Exchange Act of 1934, and efforts to locate a suitable business opportunity for acquisition.  On October 10, 2007 the Registrant entered into a Share Exchange Agreement, discussed in Item 2.01 above.  Upon closing of the Share Exchange, the Registrant acquired all of the issued and outstanding shares of common stock of Longwei BVI, thereby making Longwei BVI a wholly-owned subsidiary of the Registrant. Longwei BVI owns all of the issued and outstanding stock of Taiyuan Yahua Energy Conversion Co., Ltd., (“Taiyuan Yahua”) a Chinese limited liability company, which is in turn the sole shareholder of Taiyuan Longwei Economy & Trading Co., Ltd. (“Taiyuan Longwei”).

Corporate Structure

The chart below depicts the corporate structure of the Registrant as of the date of this 8-K. As depicted below, the Registrant owns 100% of the capital stock of Longwei BVI.  Longwei BVI incorporated in the British Virgin Islands in April 2006, owns 100% of the capital stock of Taiyuan Yahua, and Taiyuan Yahua owns 100% of the capital stock of Taiyuan Longwei, the operating subsidiary.  Taiyuan Yahua was established in August 2006 as a Chinese limited liability company.  Taiyuan Longwei was established as a Chinese limited liability company in July 1995.  As of October 16, 2007, the date of the closing of the Share Exchange Agreement, all of the operations of the Registrant are conducted by and through Taiyuan Longwei.

Overview of Longwei Petroleum Investment Holding Limited

Longwei Petroleum Investment Holding Limited (“we,” “us,” “our,” “Longwei”) was incorporated under the laws of the State of Colorado on March 17, 2000, under the name of Tabatha II, Inc. We changed our name to Longwei Petroleum Investment Holding Limited on October 12, 2007. We were formed as a “blind pool” or “blank check” company whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or other similar type of transaction. In furtherance of our business plan, we voluntarily elected to become subject to the periodic reporting obligations of the Securities Exchange Act of 1934 by filing a registration statement on Form 10-SB.

Prior to October 16, 2007, our only business activities were the organizational activities described above, including registration under the Securities Exchange Act of 1934, and efforts to locate a suitable business opportunity for acquisition. On October 16, 2007, the date of the closing of the Share Exchange, we acquired all of the issued and outstanding common stock of Longwei Petroleum Investment Holding Limited (“Longwei BVI”), a British Virgin Islands corporation incorporated on April 3, 2006.  Longwei BVI owns all of the issued and outstanding stock of Taiyuan Yahua Energy Conversion Co., Ltd. (“Taiyuan Yahua”), a Chinese limited liability company, which is in turn the sole shareholder of Taiyuan Longwei Economy & Trading Co., Ltd. (“Taiyuan Longwei”), a Chinese limited liability company.   We issued 69,000,000 shares in the share exchange transaction for 100% of the ownership of Longwei BVI. As a result of the share exchange transaction, Longwei BVI and its subsidiaries became our wholly owned subsidiaries.

Taiyuan Yahua was incorporated on August 11, 2006.  The operating subsidiary, Taiyuan Longwei, is located in Taiyuan City, China, and was established in 1995 as a Chinese limited liability company.  We purchase diesel, gasoline, fuel oil and kerosene from various suppliers. As a licensed intermediary, we seek to earn profits by buying diesel gasoline fuel oil and kerosene at competitive prices and selling them to other wholesalers. In addition, we also earn revenue by acting as a purchase agent where we charge an agency fee, a fee which is charged to other wholesalers who do not have a license to purchase directly from refineries.  The cost of our products is largely dependent on the price of crude oil. The price of crude oil is subject to fluctuation due to a variety of factors, all of which are beyond our control. When sudden and significant increases occur in the cost of fuel and lubricant products, we may not be able to pass on these increases through timely price increases to our customers. The timing of passing these costs through to our customers can significantly affect our margins.  The effect of lower crude oil prices, after the sale for a short time of higher priced inventory on hand at the time of the price decrease, reduces the cost of the products which in turn improves profit margins. Fuel oil is a liquid petroleum product that is burned in a furnace or boiler for the generation of heat or used in an engine for the generation of power.  Solvents are unrefined petroleum products used in paint, dry-cleaning solvents, solvents for cutback asphalts and solvents for the rubber industry. We then transport and market these products to other wholesale buyers.  Our primary customers are large-scale gas stations, which represent 60% of our sales and which are located in Taiyuan City in the Shanxi Province of China.  They primarily buy diesel and gasoline.  Our second largest groups of customers are coal plants and power supply companies which use our fuel oil for heat and power along with our solvents; these comprise 30% of our business.  Our third largest customer is the small, independent gas station which represents 10% of our total sales.  These stations buy gasoline and diesel from us.

We currently have 14 storage tanks that allow us to store 50,000 metric tons of our products. In addition, we own our own rail system to transport our products to our customers.

We have been granted a Finish Oil Wholesale license which allows our company to engage in the wholesale business of gasoline, fuel oil and diesel oil.  This license is granted by the People’s Republic of China (the “PRC”).  In addition, we also have a special license for Dangerous Chemical Products Businesses that allows us to handle gasoline and diesel oil.  The Finish Oil Wholesale License allows us to engage in the business of these products. There is no expiration date on this license.  The Dangerous Chemical Products Businesses license is renewed every three years.  The People’s Republic of China’s constitution states that all mineral and oil resources belong to the State.  Without these licenses, we would not be allowed to sell our products.

SUMMARY DIAGRAM OF OUR BUSINESS

                  Refinery Plant (Suppliers)

    Material Supplier

     ¯

                  ¯

             ¯

          ¯

   Gasoline -------- Diesel

                                    Kerosene ------- Fuel Oil

     ¯                         ¯                                                                 ¯                  ¯

                       Major Wholesale and Retail Suppliers (Our Customers)

     ¯                         ¯                                                                 ¯                  ¯

Self-Owned           Gas Stations in Shanxi Province                  Downstream

Gas Stations             ¯

        ¯                                          ¯                  ¯

     ¯                        ¯                      ¯                                          ¯                  ¯

              Wholesalers        Mining and Industrial Enterprises             (Coking Plant, Power Plants)

Business Strategy

The key components of our business strategy are to:

1)  Pursue internal growth by attracting new customers.  We seek to identify and pursue opportunities to expand our customer base across all of our four product lines; diesel, gasoline fuel oil and solvent oil.  We believe the key to attracting new customers is through competitive pricing, timely delivery, and the highest quality products.

2)  Pursue internal growth by expanding our product storage capacity.  Presently we have 14 storage tanks.  With additional storage tanks we would have the opportunity to meet the demands of larger customers.  By doing so, revenues and profits are expected to increase.

3) Expand Geographically. We identify attractive geographic markets since our licenses allow us to sell our products throughout China. We plan to create new markets by securing at least one major customer once we develop greater storage facilities for our products. Once in a new territory we would seek to expand by targeting new customers in the area who would use our products.

Competitive Strengths

We believe we are well positioned to execute our business strategy because of our commitment to provide our customers with the best possible product, along with competitive pricing and timely delivery, using our own rail system. Secondly, we have a large supplier base that allows us to seek the best quality and price in the purchasing of our products.  Lastly, our management team has 12 years of experience in the industry.

Suppliers and Customers

Historically, our five largest suppliers which constitute 10% or greater of the Company's purchasing volume are:

Company	2007	2006	2005
Yanlian Industry Group selling division	26%	20%	13%
Tuha Oil Exploring and Exploiting Headquarters	20%	16%	18%
Xinan Oil Chemical Assembling Factory	11%	15%	8%
Alashankou Baoli Trading Company Limited	10%	3%	6%
Alashankou Dacheng Company Limited	10%	11%	11%

Our major customers include:

Company	2007	2006	2005
Taiyuan Yanyu Oil Supply Company Limited	12%	5%	6%
Taiyuan City XiShan Gujiao Material and Oil Storage Labor Service Department	2%	3%	12%

Competition

Competition is limited due to the necessity of obtaining a license for Dangerous Chemical Products Businesses that allow a company to handle gasoline and diesel, along with a special license, the Finish Oil Wholesale license, that allows the company to engage in the wholesale business of gasoline, fuel oil and diesel oil.  These licenses are issued on a limited basis by the Chinese government.  Our major competitors are China National Petroleum Corporation and China Petroleum & Chemical Corporation, which are both state enterprises and which target larger customers beyond our company’s storage capacities.  Our larger competitors may have substantially greater financial resources than we, and this may provide them with a competitive edge.  For example, these larger competitors have (i) a greater ability to secure credit from lenders and suppliers and capital from the market place, which could allow them greater buying power with suppliers and greater capital for acquisitions; (ii) the ability to obtain price and volume advantages from suppliers, enabling them to be more price competitive; (iii) a more geographically diverse network of locations to better take advantage of supply and demand of products at various locations and to provide a buffer against localized soft economic conditions; and (iv) the ability to enhance or develop technology. Additionally, there are many smaller privately run companies that we also compete with.  Smaller competitors in certain of our market areas, which may have lower infrastructure or overhead costs than us, may seek to gain market share by offering lower prices for their products. We attempt to compete with our competitors by primarily offering better prices along with service and quality.

Employees

We currently have 40 employees.  This includes three management personnel, one individual in research and development for alternative fuels, one in technical support to monitor storage tank levels, and the remaining employees provide sales and support functions.

We are required by Chinese law to cover employees in China with various types of social insurance. We have purchased social insurance for some of our employees. For those whom we have not purchased social insurance, the premium has been added into their salary so that they can purchase social insurance in their individual capacity at the location of their recorded residences.

With the expansion of our business operations, we expect that the number of our employees will increase in the next 12 months by up to 20%.

Properties

Our company is located on 32,964 square feet of land. On this property we have 14 storage tanks, along with the various buildings listed below. In addition, we have 16,728 square feet of railroad line on the property.

Building	Material	Building Area (Square Foot)	Original Cost Amount
Office Building	Brick+Concrete	3894.05	34,107
Boiler Room	Brick+Concrete	1769.47	14,616
Power Distribution Room	Brick+Concrete	640.33	4,787
Warehouse	Brick+Concrete	736.69	2,330
New Office Building	Brick+Concrete+Frame	12379.5	199,976
Control Room	Brick+Concrete	134.68	955
Dispatching Trestle	Brick+Concrete	295.81	5,581
Light Oil Pump Room	Brick+Concrete	1202.58	8,532
Dispatching Pump Room	Brick+Concrete	970.60	6,869
Laboratory	Brick+Concrete	799.42	5,688
Oil Discharge Pump Room	Brick+Concrete	2033.21	14,435
Oil Discharge Pump Room	Brick+Concrete	761.94	5,788
Fire Protection Pump Room	Brick+Concrete	1334.77	9,444
Maintenance Office	Brick+Concrete	513	3,638
Construction	Brick+Concrete	2628.18	20,212
Viscous Oil Pump Room	Brick+Concrete	2611.44	20,096
Lobby	Brick+Concrete	260.71	1,846
Oil Can Groundwork	Brick+Concrete	8 items	1,793,595
Gas Station	Brick+Concrete		256,679

Total			2,409,175

Industry Background

The fuel and lubricants distribution industry comprise establishments with bulk liquid storage facilities primarily engaged in wholesaling petroleum-based products, including liquefied petroleum gas, lubricants, propane, and other fuels. Fuel and lubricant distributors deliver gasoline, diesel, propane, kerosene, lubricant and other petroleum-based products via fleets of tanker trucks, trailers, and bobtail trucks. Typical end-users include oilfield service companies, mining operations, auto dealerships and service centers, gas stations, trucking companies, the residential sector and other various industrial users.

Typical industrial lubricant products include gear oil, gas engine oil, heavy-duty motor oil, hydraulic oil, transmission oil, and grease for use in a variety of industrial and commercial power plants, engines, compressors, and vehicles.

According to the June 11, 2007 issue in China Daily, the oil and gas industry has developed into a fundamental industry in China’s economy. So far, up to 688 oil and gas fields have been discovered in 25 provinces, cities, and offshore areas. China has set up six oil and gas zones, including 24 production bases, like Daqin, Shengli, Liaohe, Xinjiang, Sichuan, Changqin, Bohai, and the South China Sea area. China has become the fifth biggest oil producer in the world, with oil production of 160 million metric tons in the year 2000 from a paltry 121,000 metric tons in the year 1949. In 2000, China ranked fifteenth in gas production with an output of 27.7 billion cubic meters. By the end of 1999, China had built 11,300km long-distance oil pipelines and 11,800km long-distanced gas pipelines. Now an oil network connecting Northeast China, North China and East China, and a gas network connecting North China and Sichuan-Chongqing, located in Western China, have been established. Exploration, extraction, designing, operations, scientific and technological research and technical support services have been placed in the industry.

Additionally, according to the June 11, 2007 issue in China Daily, in 2002, total assets of the oil and natural gas industry reached 57.3 billion dollars, an increase of 11.59 percent over the previous year.  The industry's sales revenue reached 32.9 billion dollars, an increase of 0.51 percent over the previous year.  The total profit reached 11 billion dollars, a decrease of 7.5 percent over the previous year. The industry had a workforce of 571,200 people, a decrease of 1.02 percent over the previous year.

In 2002, the output of crude oil reached 169 million tons, up 2.5 percent over the previous year, and its accumulated sales revenue reached 0.163 billion tons.  The ratio of sales and output reached 99.6 percent.

China is presently undertaking a strategic reorganization in the oil industry by means of market liberalization, internalization, cost-effectiveness, scientific and technological breakthrough and sustainable development. Changes will be made to the structures of oil reservation and exploration. Natural gas will have a greater percentage in oil output.  More oil imports will enter the domestic market.  Oil and gas will have a greater percentage in non-renewable energy consumption China.  The reorganization is aimed at ensuring a smooth and sustainable oil supply in the long run, at lowest costs and meeting the goal of a sustainable and sound economic growth.

The above information shows the growth in the oil industry and the increase in demand for petroleum products.  With the 2008 Olympics, the demand for oil products is expected to increase further.  It will be necessary for our company to add additional storage capacity.  This growth is apparent all across our market as more cars become more readily available in our community.

RISK FACTORS

You should carefully consider the following risks and all of the other information set forth in this prospectus before deciding to invest in shares of our common stock being offered for resale by the selling stockholders. If any of the events or developments described below actually occurs, our business, financial condition, and results of operations may suffer. In that case, the trading price of our common stock may decline and you could lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

ECONOMIC AND INDUSTRY FACTORS BEYOND OUR CONTROL, INCLUDING PRODUCTION LEVELS OF CRUDE OIL/PETROLEUM PRODUCTS, CAN ADVERSELY AFFECT OUR GROSS MARGIN.

Our ability to pay company expenses depends primarily on our gross margin.  The gross margin is the difference between the sales price of our products, which include gasoline, diesel, kerosene and fuel oil, and the cost of the products that we purchase. These include handling charges, transportation and refinery costs.  The ability to generate margins in the petroleum marketing and trading business is not tied to the absolute price of crude oil, but is generated by differences between the price at which crude oil and our petroleum products are sold and the price paid, as well as other costs incurred in the purchase, refining and transportation of our petroleum products.  In addition, our gross margins are affected by many factors beyond our control, including:

o

the performance of the Chinese economy and the global economy:

o

the volumes of crude oil and petroleum products produced in the areas we serve:

o

the demand for petroleum products by our customers:

o

the prices of crude oil and refined products (diesel and gasoline):

o

petroleum products sold by our competitors:

o

the competitive position of alternative energy sources and:

o

the availability of crude oil/petroleum products from our suppliers.

IF WE CANNOT MAINTAIN OUR SUPPLY OF PETROLEUM PRODUCTS PURCHASED, IT WILL AFFECT OUR ABILITY TO PAY OUR DEBT AND COMPANY EXPENSES.

Our profitability depends in part on our ability to maintain supply of our products.  The amount of drilling and production will depend in large part on crude oil prices.  To the extent that low crude oil/petroleum prices result in lower volumes of crude oil/petroleum products available for purchase, we may experience shortages of our product.  In addition, a sustained depression in crude oil/petroleum prices could result in the bankruptcy of some of our suppliers and refineries.

OUR ABILITY TO MAINTAIN AND INCREASE OUR PROFITABILITY AND CASH FLOW WILL DEPEND ON OUR SUCCESS IN MAKING WISE DECISIONS REGARDING SOURCES OF SUPPLY AND DEMAND FOR PETROLEUM PRODUCTS.

Our skill in purchasing, handling, transporting and storing our products, and our ability to respond to changes in the market will affect our profitability and cash flow.  The marketing and trading of our petroleum products requires detailed current knowledge of our petroleum products suppliers and customers, and a familiarity with a number of factors, including:

o

individual customer demand for specific grades of petroleum:

o

area market price structures for the different grades of petroleum products:

o

location of our customers:

o

availability of transportation facilities, and

o

timing of purchases and costs involved in delivering our products to our customers.

WE DEPEND ON A FEW SUPPLIERS FOR MOST OF OUR SUPPLIES.  THEREFORE, THE LOSS OF ANY SUPPLIER CAN HAVE AN ADVERSE AFFECT ON OUR BUSINESS

Historically, our five largest suppliers which currently constitute 10% or greater of the Company's purchasing volume are:

Company	2007	2006	2005

Yanlian Industry Group selling division	26%	20%	13%
Tuha Oil Exploring and Exploiting Headquarters	20%	16%	18%
Xinan Oil Chemical Assembling Factory	11%	15%	8%
Alashankou Baoli Trading Company Limited	10%	3%	6%
Alashankou Dacheng Company Limited	10%	11%	11%

The loss of any supplier could adversely affect our ability to get our petroleum products, thus affecting our sales and profitability.

CHANGES IN ENVIRONMENTAL AND OTHER REGULATORY COSTS COULD AFFECT OUR REVENUE AND PROFIT.

Under its current leadership, the Chinese Government has been pursuing environmental reform policies.  Changes in environmental regulation could put restrictions and limitations on some of our storage, transportation and handling activities that may impact the environment.  This could include disposal of waste, handling of chemical substances, and storing of our petroleum products.  Those policies that place environmental restrictions and limitations on our business would increase our operating costs for us, and for our suppliers.  We will attempt to anticipate future regulatory requirements that might be imposed, and to plan accordingly in order to remain in compliance with changing environmental laws and regulations and to minimize the costs of such compliance.

OUR OPERATING RESULTS MAY FLUCTUATE, WHICH MAKES OUR RESULTS DIFFICULT TO PREDICT AND COULD CAUSE OUR RESULTS TO FALL SHORT OF EXPECTATIONS.

Our operating results may fluctuate as a result of a number of factors, many of which are outside of our control.  Therefore, comparing our operating results on a period-to-period basis may not be meaningful and you should not rely on our past results as an indication of our future performance.  Our quarterly and annual expenses as a percentage of our revenues may be significantly different from our historical or projected rates.  Our operating results in future quarters may fall below expectations.

THE LOSS OF OUR CHIEF EXECUTIVE OFFICER OR ANY INABILITY TO ATTRACT AND RETAIN ADDITIONAL PERSONNEL COULD IMPAIR OUR ABILITY TO MAINTAIN OR EXPAND OUR BUSINES.

Cai Yongjun, our Chief Executive Officer, founded Taiyuan Longwei in 1995.  In China, business is often driven by personal relationships, and many of our customers and suppliers have been working with Mr. Yongjun for many years.  For this reason, we believe our future success depends to a significant extent on the continued services of Mr. Cai, and we would be at a severe competitive disadvantage if we were to lose his services.  We do not maintain key person life insurance on any of our executive officers, including Mr. Cai, and have no current plans to purchase any in the future.

Our future success will also depend on our ability to attract, retain and motivate personnel to oversee our operations and to insure that we continue to supply our customers in a timely and cost-effective manner.

IF WE DO NOT HAVE SUFFICIENT CAPITAL RESOURCES OR OPPORTUNITIES FOR EXPANSION, OUR GROWTH WILL BE LIMITED.

We will require additional working capital to support our long-term business plan, which includes increasing our storage capacity by buying additional storage tanks.  Our working capital requirements and the cash flow provided by future operating activities will vary from quarter to quarter, depending on the volume of business during the period and payment terms with our customers.  We may not be able to obtain adequate levels of additional financing, whether through equity financing, debt financing, or other sources.  Additional financings could result in significant dilution to our earnings per share or the issuance of securities with rights superior to our current outstanding securities.  In addition, we may grant registration rights to investors purchasing our equity or debt securities in the future.  If we are unable to raise additional financing, we may be unable to implement our long-term business plan of adding additional storage capacity to meet customer demand for our products, take advantage of future opportunities, or respond to competitive pressures on a timely basis, if at all.

WE SOMETIMES EXTEND CREDIT TO OUR CUSTOMERS.  FAILURE TO COLLECT THE TRADE RECEIVABLES OR UNTIMELY COLLECTION COULD AFFECT OUR LIQUIDITY.

We extend credit to some of our customers while requiring no collateral. Generally, our customers pay within 30 days of delivery. Sometimes our customers are late with their payments. We perform ongoing credit evaluations of our customers’ financial condition and usually have no difficulties in collecting our payments. However, if we encounter future problems collecting amounts due from our clients, or if we experience delays in the collection of amounts due from our clients, our liquidity could be negatively affected.

OUR BUSINESS IS SUBJECT TO PRICING VOLATILITY OF THE PETROLEUM MARKETS.

Many of our petroleum and fuel-oriented products are commodities which are refined and distributed by numerous sources. We purchase fuel delivered to our customers from multiple suppliers at market prices. We monitor fuel prices and trends in each of our markets on a daily basis and seek to purchase our supply at the lowest prices and under the most favorable terms. Commodity price risk is mitigated since we purchase and deliver our fuel supply daily and utilize cost-plus pricing to our customers. If we cannot pass on the cost-plus pricing to our customers, margins would decrease and a loss could be incurred. We have not engaged in derivatives or futures trading to hedge fuel price movements. In addition, diesel fuel, gasoline and propane may be subject to supply interruption due to a number of factors, including natural disasters, refinery and/or pipeline outages and labor disruptions. The reduction of available supplies could impact our ability to provide bulk fueling services and impact our profitability.

SUDDEN OIL AND GAS PRICE INCREASES DUE TO, AMONG OTHER THINGS, OUR INABILITY TO OBTAIN ADEQUATE QUANTITIES FROM OUR USUAL SUPPLIERS, MAY ADVERSELY AFFECT OUR OPERATING RESULTS.

Our profitability in the fuel distribution business is largely dependent on the difference between our wholesale cost and retail price. Our products are a commodity, and the unit price we pay is subject to volatile changes in response to changes in supply or other market conditions over which we have no control. The supply from our usual sources may be interrupted due to reasons that are beyond our control. As a result, the cost of acquiring our fuels from other suppliers might be materially higher, at least on a short-term basis. Since we may not be able to pass on to our customers immediately, or in full, all increases in the wholesale cost of fuel, these increases could reduce our profitability. We cannot assure you that future volatility in supply costs will not have a material adverse effect on our profitability and cash flow.

ENERGY EFFICIENCY, GENERAL ECONOMIC CONDITIONS AND TECHNOLOGY ADVANCES HAVE AFFECTED AND MAY CONTINUE TO AFFECT DEMAND FOR OUR PRODUCTS AND SERVICES BY OUR CUSTOMERS.

The national trend toward increased conservation and technological advances, including fuel-efficient vehicles, may adversely affect the demand for our products and services by our customers which, in turn, may result in lower sales volumes to our customers. In addition, recent economic conditions may lead to additional conservation by customers to further reduce their fuel consumption. Future technological advances in conservation and fuel consumption may adversely affect our financial condition and results of operations.

WE HAVE VERY FEW WRITTEN AGREEMENTS WITH OUR CUSTOMERS AND OUR CUSTOMERS COULD TERMINATE OUR SERVICES AT ANY TIME AND FOR ANY REASON.

We do not have formal length of service written contracts with the majority of our customers. As a result, most of our customers can terminate our services at any time and for any reason, and we can similarly discontinue service to any customer. We may discontinue service to a customer if changes in the service conditions or other factors cause us not to meet our minimum level of margins and rates, and the pricing or delivery arrangements cannot be re-negotiated. As a result of this absence of written agreements, our business, results of operations and financial condition could be materially adversely affected if we were to experience a high rate of customer losses.

WE ARE SUBJECT TO OPERATING HAZARDS THAT COULD ADVERSELY AFFECT OUR OPERATING RESULTS TO THE EXTENT NOT COVERED BY INSURANCE.

Our operations are subject to operating hazards and risks normally associated with handling, storing and delivering combustible liquids such as oil, gasoline and propane. As a result, we may be subject to claims related to these operating hazards arising in the ordinary course of business.  We do carry business insurance but we cannot guarantee that this insurance will be adequate to protect us from all material expenses related to potential future claims for personal injury and property damage, or that these levels of insurance will be available at economical prices.

OUR GROWTH COULD STRAIN OUR PERSONNEL AND INFRASTRUCTURE RESOURCES, AND IF WE ARE UNABLE TO IMPLEMENT APPROPRIATE CONTROLS AND PROCEDURES TO MANAGE OUR GROWTH, WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR BUSINESS PLAN.

We are currently experiencing a period of rapid growth which has placed, and will continue to place, a significant strain on our management, administrative, and operational and financial infrastructure.  Our success will depend in part upon the ability of our senior management to manage this growth efficiently.  To manage the expected growth of our operations and personnel, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. If we fail to successfully manage our growth, we will be unable to execute our business plan.

WE MAY BE UNABLE TO COMPETE EFFECTIVELY.

We compete with other fuel providers, including several national, regional, and numerous small independent operators who provide these products. Many of our competitors are larger and have more resources than we do. Our ability to compete is dependent on numerous factors, including price, delivery dependability, credit terms, service locations, and quality. There can be no assurance that we will be able to continue to compete successfully as a result of these or other factors.

OUR PRINCIPAL SHAREHOLDERS HAVE SUBSTANTIAL INFLUENCE OVER OUR BUSINESS AND THEIR INTERESTS MAY DIFFER FROM THE INTERESTS OF OTHER SHAREHOLDERS.

Our principal shareholders are Cai Yongjun, our CEO and Chairman, and Xue Yongping, our Secretary and a director, who each beneficially own 34,500,000, or a total of 69,000,000 of our common stock, or approximately 92% of our voting stock. Therefore, Mr. Cai and Mr. Xue have the ability to substantially influence the outcome of matters submitted to our shareholders for approval (including the election and removal of directors and any merger, consolidation or sale of all, or substantially all of our assets), and to control our management and affairs. Accordingly, such concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, which in turn could have an adverse effect on the market price of our common stock.

RISKS RELATED TO DOING BUSINESS IN CHINA

ECONOMIC, POLITICAL, LEGAL AND SOCIAL UNCERTAINTIES IN CHINA COULD HARM OUR FUTURE INTERESTS IN CHINA.

All of our future business projects and plans are expected to be located in China. As a consequence, the economic, political, legal and social conditions in China could have an adverse effect on our business, results of operations, and financial condition. The legislative trend in China over the past decade has been to enhance the protection afforded to foreign investment and to allow for more active control by foreign parties of foreign invested enterprises. There can be no assurance, however, that legislation directed towards promoting foreign investment will continue. More restrictive rules on foreign investment could adversely affect our ability to expand our operations in China or repatriate any profits earned there. Some of the changes that could adversely affect us include:

-

level of government involvement in the economy;

-

control of foreign exchange;

-

methods of allocating resources;

-

balance of payments position;

-

international trade restrictions; and

-

international conflicts

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or “OECD,” in many ways. As a result of these differences, we may not develop in the same way or at the same rate as might be expected if the Chinese economy were similar to those of the OECD member countries.

THE LEGAL ENVIRONMENT IN CHINA IS UNCERTAIN AND YOUR ABILITY TO LEGALLY PROTECT YOUR INVESTMENT COULD BE LIMITED.

The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally used. The overall effect of legislation enacted over the past 20 years has been to enhance the protections afforded to foreign-owned enterprises in China. However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties. For example, on March 16, 2007, the PRC adopted new property and corporate income tax laws, and the implications of these new laws are uncertain as of the date of this report. These uncertainties could limit the legal protections available to foreign investors, such as the right of foreign-invested enterprises to hold licenses and permits such as requisite business licenses. In addition, all of our executive officers and our directors are residents of China and not of the United States, and substantially all the assets of these persons are located outside the United States. As a result, it could be difficult for investors to effect service of process in the United States, or to enforce a judgment obtained in the United States against us or any of these persons.

THE CHINESE GOVERNMENT EXERTS SUBSTANTIAL INFLUENCE OVER THE MANNER IN WHICH WE MUST CONDUCT OUR BUSINESS ACTIVITIES.

China has only recently permitted provincial and local economic autonomy and private economic activities. The Chinese government has exercised, and continues to exercise, substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to renew our Dangerous Chemical Products Business license or our Finish Oil Wholesale license, licenses which allow our company to handle gasoline and oil and to engage in the wholesale business of gasoline, diesel oil and kerosene respectively, would have an adverse effect on our business. In addition, returning to a more centrally planned economy, or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

FUTURE INFLATION IN CHINA MAY INHIBIT OUR ACTIVITY TO CONDUCT BUSINESS IN CHINA.

In recent years, the Chinese economy has experienced periods of rapid expansion and widely fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby impact the cost of crude oil and petroleum products affecting our cost and perhaps demand for our products.

RESTRICTIONS ON CURRENCY EXCHANGE MAY LIMIT OUR ABILITY TO RECEIVE AND USE OUR REVENUES EFFECTIVELY.

The majority of our revenues will be settled in RMB, and any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including the restriction that foreign-invested enterprises may only buy, sell, or remit foreign currencies after providing valid commercial documents, and only at those banks in China authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

THE VALUE OF OUR SECURITIES WILL BE AFFECTED BY THE FOREIGN EXCHANGE RATE BETWEEN THE U.S. DOLLARS AND RENMINBI.

The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and RMB, and between those currencies and other currencies in which our sales may be denominated. For example, to the extent that we need to convert U.S. dollars into RMB for our operational needs, should the RMB appreciate against the U.S. dollar at that time, our financial position, the business of our Company, and the price of our common stock may be harmed. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of declaring dividends on our common stock or for other business purposes, should the U.S. dollar appreciate against the RMB, the U.S. dollar equivalent of our earnings from our subsidiaries in China would be reduced.

ACCOUNTING LAWS IN CHINA MANDATE ACCOUNTING PRACTICES WHICH MAY NOT BE CONSISTENT WITH U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND THEREFORE OUR FINANCIALS AND THEIR INTERPRETATION INVOLVE UNCERTAINTIES.

The PRC accounting laws require an annual “statutory audit” to be performed in accordance with PRC accounting standards and the books of foreign invested enterprises to be maintained in accordance with Chinese accounting laws. These Chinese accounting practices may not be consistent with U.S. generally accepted accounting principles. Article 14 of the PRC Wholly Foreign-Owned Enterprise Law requires a wholly foreign-owned enterprise to submit certain periodic fiscal reports and statements to designated financial and tax authorities. Noncompliance with such requirements may cause revocation of our business license. The translation of the financial statements from the requirements of the PRC to US GAAP requires interpretation and exercise of judgment.

RISKS RELATED TO OUR COMMON STOCK AND THIS OFFERING

RESALE OF OUR SECURITIES MAY BE DIFFICULT BECAUSE THERE IS NO CURRENT MARKET FOR OUR SECURITIES AND IT IS POSSIBLE THAT NO MARKET WILL DEVELOP.

There is no current public market for our securities, and no assurance that such a public market will develop in the future. Even in the event that such a public market does develop, there is no assurance that it will be maintained or that it will be sufficiently active or liquid to allow shareholders to easily dispose of their shares.

OUR STOCK PRICE MAY FLUCTUATE AFTER THIS OFFERING, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS AND SIGNIFICANT COSTS RELATED TO LITIGATION.

The market price for our common stock will vary from the initial public offering price after trading commences. This could result in substantial losses for investors. The market price of our securities may fluctuate significantly in response to a number of factors, some of which are beyond our control. These factors include:

-

quarterly and seasonal variations in operating results;

-

changes in financial estimates and ratings by securities analysts;

-

announcements by us or our competitors of new product and service offerings, significant contracts, acquisitions or strategic relationships;

-

publicity about our company, our services, our competitors or business in general;

-

additions or departures of key personnel;

-

fluctuations in the costs of materials and supplies;

-

any future sales of our common stock or other securities; and

-

stock market price and volume fluctuations of publicly-traded companies in general and in the Chinese manufacturing sector in particular.

The trading prices of companies like us with a limited trading market have been especially volatile. Investors may be unable to resell our securities that they own at or above the initial public offering price.

INSIDERS WILL CONTINUE TO HAVE SUBSTANTIAL CONTROL OVER US AFTER THIS OFFERING, WHICH COULD LIMIT THE ABILITY OF OUR REMAINING SHAREHOLDERS TO INFLUENCE THE OUTCOME OF KEY TRANSACTIONS, INCLUDING A CHANGE IN CONTROL, AND MAY RESULT IN THE APPROVAL OF TRANSACTIONS THAT WOULD BE ADVERSE TO THEIR INTERESTS.

Our principal shareholders, directors and executive officers will beneficially own 92% of the outstanding shares of our common stock immediately after this offering. As a result, these shareholders, if they were to act together, would be able to control or significantly influence matters requiring approval by our shareholders, including the election of directors and the approval of mergers or other extraordinary transactions. They may also have interests that differ from our remaining shareholders and may vote in a way with which those shareholders disagree and that may be adverse to their interests. The concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company, could deprive our shareholders of an opportunity to receive a premium for their common stock as part of a sale of our company and might ultimately affect the market price of our common stock.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE. THIS COULD MAKE OUR STOCK LESS ATTRACTIVE TO POTENTIAL INVESTORS.

We anticipate that we will retain all future earnings and other cash resources for the future operation and development of our business, and we do not intend to declare or pay any cash dividends in the foreseeable future. Future payment of cash dividends will be at the discretion of our board of directors after taking into account many factors, including our operating results, financial condition and capital requirements. Corporations that pay dividends may be viewed as a better investment than corporations that do not.

WE MAY ISSUE SHARES OF PREFERRED STOCK IN THE FUTURE, WHICH COULD DEPRESS THE PRICE OF OUR STOCK.

Our articles, as amended, authorize 100,000,000 shares of preferred stock. Shares of preferred stock may be issued from time to time in one or more series as determined by the Board of Directors.  Pursuant to our articles, the Board of Directors is authorized, by resolution or resolutions, to provide from time to time, out of the unissued shares of preferred stock not then allocated to any series of preferred stock, for a series of the preferred stock.  As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, the rights of the holders of our common stock could be impaired thereby, including, without limitation, with respect to liquidation

LEGAL PROCEEDINGS

 Currently, there are no material legal proceedings to which we are a party, or to which any of our property is subject, that we expect to have a material adverse effect on our financial condition.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Longwei Petroleum Investment Holding Limited (“we,” “us,” “our,” “Longwei”) was incorporated under the laws of the State of Colorado on March 17, 2000, under the name of Tabatha II, Inc. We changed our name to Longwei Petroleum Investment Holding Limited on October 12, 2007. We were formed as a “blind pool” or “blank check” company whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or other similar type of transaction. In furtherance of our business plan, we voluntarily elected to become subject to the periodic reporting obligations of the Securities Exchange Act of 1934 by filing a registration statement on Form 10-SB.

Prior to October 16, 2007, our only business activities were the organizational activities described above, including registration under the Securities Exchange Act of 1934, and efforts to locate a suitable business opportunity for acquisition. On October 16, 2007, the date of the closing of the Share Exchange, we acquired all of the issued and outstanding common stock of Longwei Petroleum Investment Holding Limited (“Longwei BVI”), a British Virgin Islands corporation incorporated on April 3, 2006.  Longwei BVI owns all of the issued and outstanding stock of Taiyuan Yahua Energy Conversion Co., Ltd. (“Taiyuan Yahua”), a Chinese limited liability company, which is in turn the sole shareholder of Taiyuan Longwei Economy & Trading Co., Ltd. (“Taiyuan Longwei”), a Chinese limited liability company.   We issued 69,000,000 shares in the share exchange transaction for 100% of the ownership of Longwei BVI. As a result of the share exchange transaction, Longwei BVI and its subsidiaries became our wholly owned subsidiaries.

Taiyuan Yahua was incorporated on August 11, 2006.  The operating subsidiary, Taiyuan Longwei, is located in Taiyuan City, China, and was established in 1995 as a Chinese limited liability company.  We purchase diesel, gasoline, fuel oil and kerosene from various suppliers. As a licensed intermediary, we seek to earn profits by buying diesel gasoline fuel oil and kerosene at competitive prices and selling them to other wholesalers. In addition, we also earn revenue by acting as a purchase agent where we charge an agency fee, a fee which is charged to other wholesalers who do not have a license to purchase directly from refineries.  The cost of our products is largely dependent on the price of crude oil. The price of crude oil is subject to fluctuation due to a variety of factors, all of which are beyond our control. When sudden and significant increases occur in the cost of fuel and lubricant products, we may not be able to pass on these increases through timely price increases to our customers. The timing of passing these costs through to our customers can significantly affect our margins.  The effect of lower crude oil prices, after the sale for a short time of higher priced inventory on hand at the time of the price decrease, reduces the cost of the products which in turn improves profit margins. Fuel oil is a liquid petroleum product that is burned in a furnace or boiler for the generation of heat or used in an engine for the generation of power.  Solvents are unrefined petroleum products used in paint, dry-cleaning solvents, solvents for cutback asphalts and solvents for the rubber industry. We then transport and market these products to other wholesale buyers.  Our primary customers are large-scale gas stations, which represent 60% of our sales, which are located in Taiyuan City in the Shanxi Province of China they primarily buy diesel and gasoline.  Our second largest group of customers are coal plants and power supply companies which use our fuel oil for heat and power along with our solvents, which comprise

30% of our business.  The third largest customer of our business is small, independent gas stations, which represent 10% of our total sales which primarily buy gasoline and diesel from us.

We currently have 14 storage tanks that allow us to store 50,000 metric tons of our products. In addition, we own our own rail system to transport our products to our customers.

We have been granted a Finish Oil Wholesale license, a license which allows our company to engage in the wholesale business of gasoline, fuel oil and diesel oil.  The People’s Republic of China (PRC) grants this license.  In addition, we also have a special license for Dangerous Chemical Products Business that allows us to handle gasoline and diesel oil.  The Finish Oil Wholesale License allows us to engage in the business of these products. There is no expiration date on this license.  The Dangerous Chemical Products Business license is renewed every three years.  The Peoples’ Republic of China’s constitution states that all mineral and oil resources belong to the State.  Thus, without the licenses mentioned above, we would not be allowed to sell our products.

Results of Operations

The following table summarizes the results of the Company’s operations during the fiscal years ended June 30, 2006 and June 30, 2005 and provides information regarding the dollar and percentage increase or (decrease) from the 2005 fiscal period to the 2006 fiscal period:

All amounts, other than percentages, in thousands of U.S. dollars

	Years Ended June 30,
Item	2006	2005	Increase (Decrease)	% Increase (% Decrease)
Revenue	$93,082	$40,864	$52,218	127.78%
Cost of sales	$70,734	$28,126	$42,608	151.49%
Gross profit	$22,348	$12,738	$9,610	75.44
Operating expenses	$505	$434	$71	16.36%
Other income (expense)	$105	$48	$57	118.75%
Income taxes	$(7,245)	$(4,076)	$(3,169)	77.75%
Net income	$14,703	$8,276	$6,427	77.66%

The following table summarizes the results of the Company’s operations during the fiscal years ended June 30, 2007 and June 30, 2006 and provides information regarding the dollar and percentage increase or (decrease) from the 2006 fiscal period to the 2007 fiscal period:

All amounts, other than percentages, in thousands of U.S. dollars

	Years Ended June 30,
Item	2007	2006	Increase (Decrease)	% Increase (% Decrease)
Revenue	$93,762	$93,082	$680.73%
Cost of sales	$75,597	$70,734	$4,863	6.88%
Gross profit	$18,165	$22,348	$(4,183)	(18.72)%
Operating expenses	$448	$505	$(57)	(11.29)%
Other income (expense)	$189	$105	$84	80.00%
Income taxes	$(5,911)	$(7,245)	$1,334	18.41%
Net income	$11,995	$14,703	$(2,708)	(18.41)%

Revenue

Revenue for the year ended June 30, 2007 increased by .73% or $680 thousand to $93.762 million as compared to $93.082 million for 2006. Such increase was mainly due to the following factors:  the population in China in general has become wealthier; as a result, the demand for petroleum has increased and the economy in Shanxi Province where the Company's major customers are continued to experience growth. Management expects growth in 2007 to remain strong due to (i) continued strong growth in the China economy, (ii) a continued improvement in the wealth of its citizens, and (iii) business strategy of increasing storage for our products.

Revenue for the year ended June 30, 2006 increased by $52.218 million or 127.78% to $93.082 million compared to $ 40.864 million for 2005. Such increase was mainly due to the large growth of Shanxi Province in 2006 along with price increases in petroleum fuels.

Components of Revenue

The following table shows the different components comprising our total revenue over each of the past three fiscal years.

All amounts in thousand's of U.S. dollars

Sales by Products	2007	2006	2005
Diesel Oil	49,829	53,481	18,592
Gasoline	26,321	20,396	6,794
Fuel Oil	1,994	3,217	2,558
Kerosene	7,791	5,688	1,463

TOTALS Petroleum Products	85,935	82,782	29,407

Agency Fee	7,827	10,300	11,457

TOTAL REVENUE	93,762	93,082	40,864
	100%	100%	100%

Income from petroleum products was approximately 91.7% of total revenue in 2007 and was approximately 88.9% in 2006 and 72% in 2005. The main reason for the increase in outright sales revenue was the result of the growing China economy and increase in petroleum prices. Management believes that revenues from the gasoline and diesel will continue to be the Company’s major revenue source in the next a few years due to the growing number of cars and business growth particularity in Shanxi Province.

Cost of Goods Sold

Cost of goods sold for the year ended June 30, 2007 increased by $4.863 million or 6.88 % to $75.597 million as compared to $70.734 million for the prior year. Such increase was mainly attributable to the increase of sales revenue. Cost of goods sold for the year ended June 30, 2006 increased by $42.608 million or 151.49 % to $70.734 million as compared to $28.126 million in 2005. The increase was generally in line with the revenue increase.

The following table illustrates the items constituting our cost of goods sold.

All amounts, other than percentages, in thousand's of U.S. dollars

Costs of Goods	2007	2006	2005
Diesel Oil	43,186	44,168	15,222
Gasoline	22,381	16,439	5,383
Fuel Oil	1,728	2,016	1,977
Kerosene	6,874	4,973	1,390

TOTAL COST Petroleum Products	74,169	67,596	23,972

Agency Fee	1,428	3,137	4,154

TOTAL COST OF GOODS	75,597	70,733	28,126
	100%	100%	100%

Gross Profit Margin

Our gross profit margin decreased by approximately 4.6 % for the year ended June 30, 2007 from 19.4% in 2007 compared to 24% in 2006.  This decrease was the result of declines in agency fees, as some of our previous customers received licenses to purchase directly from refineries, along with increases in prices of petroleum products that were not passed on due to competition. In the year ended June 30, 2006, profit margins decreased 6% from 24% in 2006, compared to approximately 31% in 2005 as a result of agency fees declines and competition.

Selling General and Administrative Expenses

Selling and marketing expenses were $448 thousand for the year ended June 30, 2007, a $57 thousand decrease, or approximately 11.3%, compared to $505 thousand for the year ended June 30, 2006.  The decrease was due in part to the termination of sales personnel.  Selling and marketing expenses were $505 thousand for the year ended June 30, 2006, as compared to $434 thousand for the year ended June 30, 2005. The $71 thousand or approximately 16.4% increase in selling and marketing expenses was mainly attributable to the increase of our sales revenue and our increased marketing and advertising campaigns to improve our market penetration.

Depreciation and Amortization

Depreciation and amortization expenses were $347 thousand for the year ended June 30, 2007, a slight decrease of 5 thousand from $352 thousand for year ending June 30, 2006.  Depreciation and amortization expenses were $352 thousand for the year ended June 30, 2006, as compared to $344 thousand for the year ended June 30, 2005 or an increase of $8 thousand.

Income Tax Expenses

We incurred income tax expenses of $5.911 million for the year ended June 30, 2007, a decrease of $1.334 million or 18.41%, versus $7.245 million for the year ended June 30, 2006.  This decrease was mainly attributable to decrease in gross profit.

We incurred income tax expenses of $7.245 million for the year ended June 30, 2006, an increase of $3.169 million or 77.75%, from the $4.076 million incurred for the year ended June 30, 2005. Our tax rate is approximately 33%.

On March 16, 2007, in its fifth plenary session, the National People’s Congress of the PRC determined to adopt a new corporate income tax law. The new corporate income tax law unifies the application scope, tax rate, tax deduction and preferential policy for both domestic and foreign-invested enterprises.  The new corporate income tax law will be effective on January 1, 2008.   As the implementation detail has not yet been announced, we cannot be sure of the potential impact of such new corporate income tax law on our financial position and operating results.

Net Income

We earned a net income of $11.995 million for the year ended June 30, 2007, a decrease of $2.708 million or 18.41% as compared to $14.703 million for the year ended June 30, 2006. The decrease was mainly attributable to the increase in costs of goods and decreases in agency income and profit.

We earned a net income of $14.703 million for the year ended June 30, 2006, an increase of $6.427 million or approximately 77.66 % from $8.276 million for the year ended June 30, 2005. The increase was mainly attributable to the increase in revenue.

Net Income Margin

Net income margin for the year ended June 30, 2007 was 12.8% compared to 15.8% for the year ending June 30, 2006, a decrease of 3%. The main reason for the decrease was the increase in petroleum prices and decrease in agency revenues and profits. Management believes that our future net income margin may continue to decrease between 2 to 3 percent due to agency fees declines and the increase of costs associated with being a public company.

Net income margin for the year ended June 30, 2006 was 15.8%, a decrease of 4.45% from the 20.2 % for the year ended June 30, 2005. The decrease was mainly due to agency fees and cost of petroleum products not fully passed to our customers.

Inflation

Inflationary factors such as increases in the cost of our product and overhead costs may adversely affect our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and selling, general and administrative expenses as a percentage of net revenues if the selling prices of our products do not increase with these increased costs.

Foreign Currency Translation Adjustment

Our operating subsidiaries are located in China.  The operating subsidiaries purchase all products and render services in China, and receive payment from customers in China using RMB as the functional currency.  We do not engage in currency hedging.

We incurred a foreign currency translation adjustment of $2.476 million for the year ended June 30, 2007 as compared with the foreign currency translation adjustment of $1.076 million for the year ended June 30, 2006. On July 21, 2005, China reformed its foreign currency exchange policy, revalued RMB by 2.1 percent and allowed the RMB to appreciate as much as 0.3 percent per day against the U.S. dollar. As a result, we implemented different exchange rates in translating RMB into U.S. dollars in our financial statements for fiscal year 2007. In 2007, the exchange rates of 7.81 in 2007, 8.07 in 2006 and an exchange rate of 8.26 in 2005 were used in calculating the assets and liabilities, revenue and expenses, and shareholders’ equity, respectively, which results in a $1.399 million foreign currency translation adjustment in fiscal 2007 over fiscal year ending 2006.

Liquidity and Capital Resources

As of June 30, 2007, we had cash and cash equivalents of $6.060 million. The following table provides detailed information about our net cash flow for all financial statement periods presented in this report.

Cash Flow

(In thousands of U.S. dollars)

	Years Ended June 30,
	2007	2006	2005
Net cash provided (Used in) by operating activities	$(18,178)	4,388	11,654
Net cash (used in) investing activities	$(3)	-	-
Net cash provided by (used in) financing activities	-	-	-
Effect of exchange rate, changes in cash	$698	669	-
Net increase (decrease) in cash flow	$(17,483)	5,057	11,654

 Operating Activities:

Net cash used in operating activities was $18.178 million for the year ended June 30, 2007, a change of $22.566 million from the $4.388 million net cash provided by operating activities for the same period in 2006. The increase was the result of using cash to take advantage of a sudden drop in petroleum prices between April and May of 2007 when petroleum prices declined by approximately 4%.

Net cash provided by operating activities in 2006 totaled $4.388 million, which is a decrease of $ 7.265 million from net cash provided by operating activities of $11.654 in 2005. The decrease in cash being provided by operations was the result of greater inventories, account receivables and accounts payable due to our large growth in 2006.

Investing Activities:

There was approximately $3 thousand in net cash used for investing activities in the year ended June 30, 2007. There was no cash used for investing activities in years ending June 30, 2006 and June 30, 2005.

Financing Activities:

There was no net cash provided by financing activities for years ended June 30, 2007, June 30, 2006 and June 30, 2005.

We have no material commitments for capital expenditures as of June 30, 2007.

Critical Accounting Policies

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States, requires our management to make assumptions, estimates and judgments that affect the amounts reported in the financial statements, including the notes thereto, and related disclosures of commitments and contingencies, if any. We consider our critical accounting policies to be those that require the more significant judgments and estimates in the preparation of financial statements, including the following:

Basis of Consolidation - The consolidated financial statements of the Company and its subsidiaries are prepared in accordance with accounting principles generally accepted in the United States of America and include the accounts of the Company and its subsidiaries. All material inter-company accounts and transactions have been eliminated in the consolidation.

Inventories - Inventories are stated at the lower of cost, determined on a weighted average basis, or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs necessary to make the sale.

When inventories are sold, their carrying amount is charged to expense in the year in which the revenue is recognized. Write-downs for declines in net realizable value or for losses of inventories are recognized as an expense in the year the impairment or loss occurs. There were no declines in net realizable value of inventory for the years ended June 30, 2007, 2006 and 2005.

During the years ended June 30, 2007 and 2006 approximately 76% and 65% of total inventory purchases were from five suppliers, respectively.

Revenue Recognition

The Company derives the bulk of its revenue from the trading of gasoline, diesel, kerosene and fuel oil, and also has revenues from agency service and transportation service.

In accordance with the Securities and Exchange Commission ("SEC") Staff Accounting Bulletin No. 104, Revenue Recognition ("SAB 104"), the Company recognizes revenue when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price to the customer is fixed or determinable and (iv) collection of the resulting receivable is reasonably assured.

Foreign Currency Translation - The functional currency of the Company is RMB and RMB is not freely convertible into foreign currencies. The Company maintains its financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet date. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Company, which are prepared using the functional currency, have been translated into United States dollars. Assets and liabilities are translated at exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and shareholders’ equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of shareholders’ equity. The exchange rates adopted are as follows:

	2007	2006	2005
Year end RMB: exchange rate	7.61	7.99	8.26
Average yearly RMB: exchange rate	7.81	8.07	8.26

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

Use of Estimates - The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

Recent Accounting Pronouncements

In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments.” SFAS No. 155 amends SFAS No. 133 and 140. The statement applies to certain hybrid financial instruments, which are instruments that contain embedded derivatives. The new standard establishes a requirement to evaluate beneficial interests in securitized financial assets to determine if the interests represent freestanding derivatives or are hybrid financial instruments containing embedded derivatives requiring bifurcation. This new standard also permits an election for fair value re-measurement of any hybrid financial instrument containing an embedded derivative that otherwise would require bifurcation under SFAS No. 133. The fair value election can be applied on an instrument-by-instrument basis to existing instruments at the date of adoption and can be applied to new instruments on a prospective basis. SFAS No. 155 shall be effective for all financial instruments acquired, issued, or subject to a remeasurement (new basis) event occurring after the beginning of first fiscal year that begins after September 15, 2006. It is not expected that SFAS No. 155 will have a material effect on the Company’s financial position or results of operations.

In June 2006, the FASB issued FASB Interpretation Number 48 (FIN 48), “Accounting for Uncertainty in Income Taxes--an interpretation of FASB Statement No. 109.” This interpretation contains a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with SFAS No. 109. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement. The provisions are effective for fiscal years beginning after December 15, 2006. It is not expected that FIN 48 will have a material effect on the Company’s financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. It also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and that market participant assumptions include assumptions about risk and effect of a restriction on the sale or use of an asset. The provisions are effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of the statement.

In February 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment to FASB Statement No. 115.” This statement permits companies to choose to measure many financial instruments and other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement of accounting for financial instruments. This statement applies to all entities, including not for profit.

The fair value option established by this statement permits all entities to measure eligible items at fair value at specified election dates. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.

The Company is currently assessing the impact adoption of SFAS No. 159 will have on its consolidated financial statements.

Seasonality

Our operating results and operating cash flows historically have been subject to seasonal variations. Our revenues are usually higher in the first half of the year than in the second half of the year because of the increased demand for gasoline and diesel during and around the Chinese spring festival.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

Interest Rate Risk

The Company deposits surplus funds with Chinese banks earning daily interest. The Company does not invest in any instruments for trading purposes. The Company’s operations are not sensitive to fluctuations in interest rates.

Foreign Exchange Risk

While our reporting currency is the U.S. Dollar, all of our consolidated revenues and consolidated costs and expenses are denominated in RMB. All of our assets are denominated in RMB. As a result, we are exposed to foreign exchange risk as our revenues and results of operations may be affected by fluctuations in the exchange rate between U.S. Dollars and RMB. If the RMB depreciates against the U.S. Dollar, the value of our RMB revenues, earnings and assets as expressed in our U.S. Dollar financial statements will decline. We have not entered into any hedging transactions in an effort to reduce our exposure to foreign exchange risk.

Inflation

Inflationary factors such as increases in the cost of our product and overhead costs may adversely affect our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and selling, general and administrative expenses as a percentage of net revenues if the selling prices of our products do not increase with these increased costs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, information regarding beneficial ownership of our common stock as of as of October 16, 2007 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Unless otherwise specified, the address of each of the persons set forth below is in care of Longwei Petroleum Investment Holding Limited, No. 30 Guanghua Ave, Wan Bailin District, Taiyuan City, P.C. 030024, Shanxi Province.

No person listed below has any options, warrant or other right to acquire additional securities of the Company except as may be otherwise noted.

Name	Number of Shares Beneficially Owned	Percent of Class (3)

Cai Yongjun, CEO, President, and Director	34,500,000	46%

Xue Yongping Secretary, Treasurer and Director	34,500,000	46%

Wang Junping, Chief Financial Officer	0	0

All Current Officers and Directors as a Group (3 in number)		92%

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following sets forth the name and position of each of our current executive officers and directors.

NAME	AGE	POSITION SINCE OCTOBER 2007

Cai Yongjun	37	President, Chief Executive Officer and Chairman
Xue Yongping	35	Secretary and a Director
Wang Junping	48	Chief Financial Officer
Deng Yuanxiang	60	Sales Manager

Cai Yongjun, Chief Executive Officer

Mr. Cai has been the founder and the Chief Executive of Taiyuan Longwei  since October 1995.  He has over 12 years experience in the trading, storage and handling of petroleum products. Mr. Cai acts as the general manager overseeing operations on a daily basis.  From 1995 to 1999, Mr. Cai attended Shanxi University where he majored in Business Administration.

Xue Yongping, Secretary and Treasurer

Mr. Xue has been director, secretary and treasurer since November 1998 of Taiyuan Longwei. From August 1994 until November 1998, he was the deputy manager for Taiyuan Hua Xin Trading Company, Ltd., where he served as the deputy general manager.  Taiyuan Hua Xin Trading is a wholesale petroleum company engaged in the selling of diesel and gasoline to other wholesale users.  From September 1991 to July 1994, Mr. Xue attended Shanxi Law School where he earned his law degree.

Wang Junping, Chief Financial Officer

Mrs. Wang has been employed by Taiyuan Longwei since July 1995. She was the finance manager for the company and became Chief Financial Officer in March of 2006. Prior to working for Taiyuan Longwei, she was the section chief of accounting for Shanxi Bao Shan Garment Factory from August 1992 to May 1995. She oversees all of the accounting for Taiyuan Longwei.

Deng Yuanxiang, Sales Manager

Mr. Deng has been the sales manager for Taiyuan Longwei since November 1998.  He is responsible for the sales and marketing of the company's products. From July 1990 to October 1997, he was the operations manager for Shanxi United Petroleum Company. This company was engaged in the petroleum business and chemical business. Mr. Deng managed these operations for the company on a daily basis.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

There have been no legal proceedings involving either our directors or executive officers during the past five years that are material to an evaluation of the ability or integrity of any director or executive officer of the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for the years indicated, all compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by the Company’s chief executive officer , chief financial officer and all other executive officers who received or are entitled to receive remuneration in excess of $10,000 during the stated periods. These officers are referred to herein as the “named executive officers.” The compensation table excludes other compensation in the form of perquisites and other personal benefits that constituted less than $10,000 in value in 2007.

SUMMARY COMPENSATION TABLE
Long Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principle Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Cai Yongjun, Chief Executive Officer	2006 2005 2004	$10,371 $10,371 $10,371	$ - $ - $ -	$ - $ - $ -	$ - $ - $ -	- - -	$ - $ - $ -	$ - $ - $ -
Xue Yongping, Director	2006 2005 2004	$ 9,475 $ 9,475 $ 9,475	$ - $ - $ -	$ - $ - $ -	$ - $ - $ -	- - -	$ - $ - $ -	$ - $ - $ -

Option Grants in Last Fiscal Year

There were no options granted to any of the named executive officers during the fiscal year ended June 30, 2007.

Employment Agreements

The Company does not have any employment agreements with its executive officer and directors.

Equity Compensation Plan Information

The Company currently does not have any equity compensation plans.

Directors’ and Officers’ Liability Insurance

The Company currently does not have insurance insuring directors and officers against liability. However , the Company is in the process of acquiring such insurance.

Limitation of Liability and Indemnification

Our Bylaws provide that, in the event a director, officer, partner, trustee, employee, fiduciary or agent is made a party or threatened to be made a party by reason of service as a director, officer, partner, trustee, employee, fiduciary or agent of our company (or by reason of service as a director, officer, partner, trustee, employee, fiduciary or agent of another entity at the request of our company), then we shall indemnify that individual against reasonably incurred expenses (including any attorneys' fees), judgments, penalties, fines (including any excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement reasonably incurred by him or her in connection with such action, suit or proceeding if it is determined that he or she conducted himself or herself in good faith and that he or she reasonably believed (i) in the case of conduct in his or her official capacity with our company , that the conduct was in the company’s best interests, or (ii) in all other cases (except criminal cases), that the conduct was at least not opposed to the company’s best interests, or (iii) in the case of any criminal proceeding, that he or she had no reasonable cause to believe the conduct was unlawful. An indemnified person will be deemed to be acting in his or her official capacity while acting as a director, officer, employee or agent on behalf of our company and not while acting on the company’s behalf for some other entity.

Notwithstanding the foregoing, no indemnification shall be made to a person with respect to any claim, issue or matter in connection with a proceeding by or in the right of our company in which that person was adjudged liable to our company or in connection with any proceeding charging that person derived an improper personal benefit, whether or not involving action in an official capacity, in which he or she was adjudged liable on the basis that he or she derived an improper personal benefit. Further, indemnification in connection with a proceeding brought by or in the right of our company shall be limited to reasonable expenses, including attorneys' fees, incurred in connection with the proceeding.

Under certain circumstances, we may pay expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of the matter.

Furthermore, our Articles of Incorporation provide for indemnification of our directors, officers, agents, fiduciaries or employees against any claim, liability or expense arising against or incurred by such person because the person is or was a director, officer, agent, fiduciary, or employee of our company (or because the person served as a director, officer, employee, partner, trustee or agent of another entity at the request of the company) to the maximum extent permitted under Colorado law. Colorado law generally permits a corporation to provide indemnification if the individual: (i) acted in good faith; and (ii) reasonably believed that, in the case of conduct in an official capacity, such conduct was in the corporation’s best interests and, in all other cases, that such conduct was at least not opposed to the corporation’s best interests. In a criminal proceeding, the person must have had no reasonable cause to believe the person’s conduct was unlawful.

Insofar as we may permit indemnification for liabilities arising under the Securities Act to directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with the share exchange with Longwei Petroleum Investment Holding Limited (the BVI company), certain shareholders of Longwei Petroleum Investment Holding Limited (the Colorado company, formerly known as Tabatha II, Inc.) agreed to cancel 2,492,400 shares of common stock held by them. One shareholder, Mr. John Ballard, president prior to the Share Exchange, cancelled 1,698,485 shares, keeping 1,159,815 shares. Additionally, Mr. Ballard has been retained as a consultant to Longwei Petroleum Investment Holding Limited to oversee the preparation and filing of a registration statement on Form S-1.  Mr. Ballard’s consulting agreement is herewith filed as Exhibit 10.3.

ITEM 3.02 – UNREGISTERED SALE OF EQUITY SECURITIES

On February 20, 2007, 150,000 shares of common stock were issued for cash of $3,000 to two persons. On March 1, 2005, 5,000 shares of common stock were issued for $100.00 to one person. On November 2, 2005, 150,000 shares of common stock were issued for cash of $3,000 to two persons. These issuances were made to existing non-affiliated shareholders. The issuance of these shares did not involve any public offering or public advertising or solicitation, and were exempt under Section 4(2) of the Securities Act as transactions not involving any public offering. No underwriter was involved.

Pursuant to the Share Exchange Agreement dated October 10, 2007, Tabatha II issued 69,000,000 shares of its common stock to Cai Yongjun and Xue Yongping in exchange for 100% or 50,000 shares, of the outstanding shares of Longwei BVI.  The issuance of 69,000,000 shares represents 92% of Tabatha II’s outstanding shares.

Under the terms of the Share Exchange Agreement, Tabatha II was to have outstanding 6,000,000 shares, or 8% of the outstanding shares, post-acquisition.  Prior to the Share Exchange Agreement Tabatha II had 8,492,400 shares outstanding, and 2,492,400 shares were subsequently cancelled. Certain control persons, officers and directors of Tabatha II, including John Ballard, retained 1,159,815 of his original shares.  Diane Thelen transferred 200,000 shares to non-affiliated shareholder Jimmy Wang for his services related to the acquisition. Etech International, Inc. received 2,250,000 restricted securities for their consulting services related to the acquisition, and Yan Wang received 650,000 restricted shares for her consulting services related to the acquisition.  The respective consulting agreements are herewith filed as Exhibits 10.1 and 10.2.

The issuance of the shares in the share exchange with the two Longwei BVI shareholders, and the issuance of shares to Etech International, Inc. and Yan Wang, did not involve any public offering or public advertising or solicitation, and were exempt under Section 4(2) of the Securities Act as transactions not involving any public offering. No underwriter was involved.

ITEM 5.01 – CHANGES IN CONTROL OF REGISTRANT

Information responsive to this item is set forth under Item 2.01 of this Current Report on Form 8-K.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS WITH CERTAIN OFFICERS

Information responsive to this item is set forth under Item 2.01 of this Current Report on Form 8-K.

ITEM 5.06 – CHANGE IN SHELL COMPANY STATUS

See Item 2.01 above describing the share exchange with Longwei BVI. As a result of the share exchange, the Registrant ceased to be a shell company.

The Registrant originally incorporated as Tabatha II, Inc., and was a shell company (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the reverse merger with Longwei BVI as described in Item 2.01. As a result of the reverse merger, Tabatha II has acquired a subsidiary that wholly owns a subsidiary which in turn, wholly owns a subsidiary, which is the operating business. Consequently, Tabatha II believes that the reverse merger has caused it to cease to be a shell company. For information about the reverse merger transaction, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K, which information is incorporated hereunder by this reference.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), Longwei BVI’s audited financial statements for the fiscal years ended June 30, 2007 and 2006 are filed in this Current Report on Form 8-K as Exhibit 99.1.

(b)

Pro Forma Financial Information.

In accordance with Item 9.01(b), the Company’s pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.2.

(d)

Exhibits.

2.1

Agreement for Share Exchange dated October 10, 2007, by and between Tabatha II, Inc. and Longwei Petroleum Investment Holding Limited and the Shareholders of Longwei   Petroleum Investment Holding Limited (herein incorporated by reference from Current   Report on Form 8-K filed with the SEC on October 15, 2007).

3.1

Articles of Incorporation (herein incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on October 22,   2000).

3.2

Bylaws (herein incorporated by reference from Registration Statement on Form 10-SB filed with the SEC on October 22, 2000).

3.3

Amendment to Articles of Incorporation, indicating the name change to Longwei Petroleum Investment Holding Limited.  *

10.1

Consulting Agreement as of October 12, 2007, by and between Longwei Petroleum Investment Holding Limited and Etech International, Inc. *

10.2

Consulting Agreement as of October 12, 2007, by and between Longwei Petroleum Investment Holding Limited and Ms. Yan Wang. *

10.3

Consulting Agreement as of October 11, 2007, by and between Longwei Petroleum Investment Holding Limited, the BVI corporation, and John Ballard. *

99.1

Financial Statements of Longwei Petroleum Investment Holding Limited, the BVI company. *

99.2

Pro forma Financial Statements. *

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

Date: October 23, 2007	/s/ Cai Yongjun, Chief Executive Officer